Exhibit 99.1

RESIGNATION NOTICE

March 21, 2011

Clear-Lite Holdings, Inc.
102 NE 2nd Street #400
Boca Raton, Florida 33432-3908

I hereby resign as the Chief Financial Officer of Clear-Lite Holdings, Inc. (the “Company”).  My resignation shall be effective immediately.

My resignation is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/David S. Briones

David S. Briones